Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this registration statement on Form S-1 as amended on Form S-1/A of Achieve Life Sciences, Inc. of our report dated March 13, 2020 relating to the financial statements of Achieve Life Sciences, Inc., which appears in Achieve Life Sciences, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada

November 30, 2020